UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

Marten Transport, Ltd.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MARTEN TRANSPORT, LTD.

129 Marten Street

Mondovi, Wisconsin 54755

THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 5, 2020

The following press release is a Notice of Change of Location to a Virtual Meeting (the “Notice”) of Marten Transport, Ltd.’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). The Notice supplements the proxy statement (the “Proxy Statement”) of Marten Transport, Ltd. (the “Company”), dated March 16, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting to be held on Tuesday, May 5, 2020. As described in the Notice below, the 2020 Annual Meeting will now be held over the web in a virtual meeting format only. Stockholders will not be able to attend the meeting in person. The date and time have not been changed, and the meeting will continue to be held on Tuesday, May 5, 2020 at 3:00 p.m. CT. The Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 9, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION TO A VIRTUAL MEETING OF

MARTEN TRANSPORT, LTD.’S 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 5, 2020

MARTEN TRANSPORT ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AS A VIRTUAL MEETING

MONDOVI, Wis., April 9, 2020 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) announced today that, due to the public health impact of the COVID-19 pandemic and to support the health and well-being of the Company’s employees, stockholders and the community, its 2020 Annual Meeting of Stockholders will now be held over the web in a virtual meeting format only. Stockholders will not be able to attend the meeting in person. The date and time have not been changed, and the meeting will continue to be held on Tuesday, May 5, 2020 at 3:00 p.m. CT.

Stockholders who owned shares at the close of business on the record date of March 9, 2020 are entitled to attend, participate and vote at the Annual Meeting. The items of business are the same as set forth in the meeting notice previously provided to stockholders.

Access to the virtual Annual Meeting is available at http://www.meetingcenter.io/231970654. To login to the Annual Meeting, you have two options, join as a “guest” or join as a “stockholder.” You will need a control number and password (MRTN2020) to join as a stockholder.

If you were a stockholder as of the close of business on March 9, 2020 and have your control number, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. For registered stockholders, the control number can be found on your proxy card or notice.

If you hold your shares through an intermediary, such as a bank or broker, you need to register in advance to attend the Annual Meeting. You may register by submitting proof of your proxy power (legal proxy) reflecting your Marten Transport holdings along with your name and email address to Computershare, Marten Transport’s transfer agent, at legalproxy@computershare.com. Please label all requests for registration as “legal proxy” and submit by 4:00 p.m. CT on Wednesday, April 29, 2020.

If you do not have your control number, you may attend as a guest without the ability to vote your shares or ask questions at the Annual Meeting.

Please note that proxy cards included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

The Company anticipates holding its 2021 Annual Meeting of Stockholders in person.

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across the Company’s five distinct business platforms – Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.